March 21, 1995


Ms. Nancy M. Jakobs
79 Burda Avenue
New City, New York 10956

Dear Nancy:

I am pleased to present Orange and Rockland's offer of employment to you for the position of Vice President - Human Resources effective April 3, 1995. The general details are as follows:

Position:  Vice President - Human Resources reporting to the Vice
Chairman and Chief Executive Officer.

Base Salary:  $130,000 per year.

Incentive Compensation:  Participation in the Orange and Rockland
Utilities, Inc. annual and long term Incentive Compensation Programs. For 1995, participation will be prorated for the period you are employed at Orange Rockland.

Vacation: Four weeks per year upon employment; five weeks after seven years.

Insurance: Eligibility for all insurance programs such as medical, dental, vision and prescription drugs, and any other benefits afforded to management employees per plan provisions. Eligibility will begin on the first of the month after hire.

Sick Leave: Per Company policy, with immediate participation of 10 days for 1995 recognizing industry standards and taking into account your seniority and experience as of date of hire.

Severance: Participation in the Company's Severance Policy with the exception that upon termination by the Company for its convenience other than for cause, the benefit level will be set at the maximum of 52 weeks.

Management Savings Plan: Eligible for participation after one calendar year of employment, per plan provisions.
Ms. Nancy M. Jakobs
March 21, 1995
Page - 2 -




Supplemental Executive Retirement Plan:  Per Company policy.

Employees' Retirement Plan of Orange and Rockland Utilities, Inc.:
Eligible for participation per plan provisions.

Long Term Disability (LTD) Plan: Participation in the Executive Group LTD plan which has a three month waiting period, benefit formula of 66 2/3% of your base salary and short term incentive target, and a maximum benefit amount of $15,000 per month.

Indemnification:  Per Company policy.

D&O Insurance:  Per Company policy.

Your election as an Officer of the Company will occur at the April 6, 1995 Board of Directors meeting.

Nancy, on behalf of the entire Board and management team - Welcome! I'm especially glad that you are joining O&R and I look forward to working with you in the near future.




                                                Sincerely,




                                                D. Louis Peoples



Agreed:___Nancy_M._Jakobs____

Date:__March_22,_1995________






dlp/dmg
jakobs.doc